UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): December 23, 2013

EXPERIENCE ART AND DESIGN, INC.

(Exact Name of Registrant as Specified in Charter)

                          Nevada                                                 333-174155                                            27-4673791

                    (State or other jurisdiction                      (Commission File Number)                              (IRS Employer

                           of incorporation)                                                                                                    Identification No.)

                                 7504 SW Bridgeport Road, Portland, OR                                      97224

                                             (Address of principal executive offices)                                                (Zip Code)

          971-202-2435____

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

EXPERIENCE ART AND DESIGN, INC.

Item 5.02        Departure of Directors or Certain Officers, Election of Directors,

                        Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2013, the Board of Directors of Experience Art and Design, Inc. (the “Company”) unanimously approved an increase in the number of the Company’s directors from three to seven. On the same date, by unanimous action of the Board, Gary Arford, Roy Rose and Michael Noonan were appointed to fill three of the vacancies created as a result of the increase in the size of the Board. The terms of all directors will expire at the next annual meeting of shareholders.

Business Experience

Gary Arford is the President and Founder of Comprehensive Wealth Management, a financial planning and investment management firm that specializes in allocating, protecting, and leveraging assets for executives, professionals, and small business owners.  Prior experience includes two decades as a senior officer for US Bancorp where he held portfolios valued at over $1 billion for real estate and international lending, among others.

Roy Rose has structured nearly 40 acquisitions, mergers and management buyouts since 1985.  He has also served in the roles of Chairman, CEO, Board Member and President of numerous companies as well as sat on the boards of several non-profit organizations. Mr. Rose’s most recent efforts have been focused on creating sustainable philanthropic endeavors. He played a major role in gaining approval by the Vatican to reproduce artwork held by the Church for the benefit of charitable organizations. His efforts ultimately aided charities in raising nearly $40M. For his persistence and contributions to charity the Duchess of York, Sarah Ferguson, awarded Mr. Rose with a “Little Red,” an award only given to people who she deemed would make a difference in the philanthropic world.

Michael Noonan previously served as a director of the Company and has more than 25 years of corporate finance and corporate governance experience with companies listed on the New York Stock Exchange, Nasdaq and the American Stock Exchange.  He received an Executive Juris Doctorate from Concord School of Law in Los Angeles, California, an MBA from Athabasca University in Alberta, Canada; and a Bachelor of Business Administration degree in Business Administration and Economics from Simon Fraser University in British Columbia, Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 30, 2013	EXPERIENCE ART AND DESIGN, INC.

By: /s/ Kenneth R. Kepp
Kenneth R. Kepp
Chief Financial Officer and Chief Operating Officer